Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended from time to time, this “Agreement”) is dated as of April 3, 2017 and is between Peabody Energy Corporation, a Delaware corporation (the “Company”), and the holders listed on Schedule 1 hereto (collectively, the “Initial Holders” and, each individually, an “Initial Holder”), together with any person or entity that hereafter becomes a party to this Agreement pursuant to Section 6.1 of this Agreement, a “Holder” and collectively, the “Holders”).

INTRODUCTION

On the date hereof, the Company issued (i) 71,239,217 shares of common stock, par value $0.01 per share (the “Common Stock”), (ii) 30,000,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) and (iii) warrants to purchase 6,210,000 shares of Common Stock (the “Warrants”), pursuant to, and upon the terms set forth in, the Second Amended Joint Plan of Reorganization of the Company and each of its direct and indirect debtor subsidiaries under Chapter 11 of Title 11 of the United States Code (including the Plan Supplement and all other exhibits and schedules thereto, as amended, modified or supplemented, the “Plan”), confirmed by order dated March 17, 2017 of the United States Bankruptcy Court for the Eastern District of Missouri.

In accordance with the Plan, the Company agrees for the benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. As used in this Agreement:

(a)    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment advisor to which is such Person or an Affiliate thereof); provided, that for purposes of this Agreement, no Holder shall be deemed an Affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise (it being understood that a director, officer or manager of any Person shall not be deemed to control such Person solely as a result of serving as one of multiple directors, officers or managers of such Person). With respect to any Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder or any of its Subsidiaries or Affiliates will be deemed to be an Affiliate of such Holder.

(b)    “Agreement” has the meaning set forth in the Preamble.

(c)    “Aurelius” means, collectively, certain entities managed by Aurelius Capital Management, LP that have executed this Agreement.

(d)    “Alternative Transaction” means the sale of Registrable Securities constituting more than 1% of the Common Stock or more than 1% of the Preferred Stock then outstanding to one or more purchasers in a registered transaction without a prior marketing process by means of (i) a bought deal, (ii) a block trade, (iii) a sale by the Hedging Counterparty or by an Initiating Holder to a Hedging Counterparty in connection with a Hedging Transaction, (iv) a direct sale or (v) any other transaction that is registered pursuant to a Shelf Registration that is not a firm commitment underwritten offering.

(e)    “Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405.

(f)    “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

(g)    “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

(h)    “Common Stock” has the meaning set forth in the Introduction.

(i)    “Company” has the meaning set forth in the Preamble.

(j)    “Company Notice” has the meaning set forth in Section 2.1(c).

(k)    “Company Shelf Registration Statement” has the meaning set forth in Section 2.3(b)(i).

(l)    “Company Shelf Takedown Public Offering” has the meaning set forth in Section 2.3(b)(i).

(m)    “Company Shelf Takedown Public Offering Notice” has the meaning set forth in Section 2.3(b)(i).

(n)    “Company Shelf Takedown Public Offering Request” has the meaning set forth in Section 2.3(b)(ii).

(o)     “Contrarian” means, collectively, certain entities managed by Contrarian Capital Management, L.L.C. that have executed this Agreement.

(p)    “Demand Eligible Holder” has the meaning set forth in Section 2.2(a)(i).

(q)    “Demand Eligible Holder Request” has the meaning set forth in Section 2.2(a)(ii).

(r)    “Demand Notice” has the meaning set forth in Section 2.2(a)(i).

(s)    “Demand Registration” has the meaning set forth in Section 2.2(a)(i).

(t)    “Demand Registration Statement” has the meaning set forth in Section 2.2(a)(ii).

(u)    “Discovery” means, collectively, certain entities managed by Discovery Capital Management, L.L.C that have executed this Agreement.

(v)    “Effective Date” means the effective date under the Plan.

(w)    “Effectiveness Period” has the meaning set forth in Section 2.2(d)(i).

(x)    “Event” has the meaning set forth in Section 2.1(j)(D).

(y)    “Elliott” means, collectively, certain entities managed by Elliott Capital Advisors, L.P. that have executed this Agreement.

(z)    “Event Date” has the meaning set forth in Section 2.1(j)(D).

(aa)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb)    “Form S-1 Shelf” has the meaning set forth in Section 2.1(a)(i).

(cc)    “Form S-1 Shelf Holders” means any Initial Holder and any other Holder that holds Registrable Securities immediately prior to the time the Form S-1 Shelf is declared effective by the Commission.

(dd)    “Form S-3 Shelf” has the meaning set forth in Section 2.1(a)(i).

(ee)    “Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

(ff)    “Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Securities or a transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including, but not limited to, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction. For the avoidance of doubt the following transactions shall be deemed to be Hedging Transactions:

(i)    transactions by an Initiating Holder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(ii)    transactions pursuant to which an Initiating Holder sells short Registrable Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

(iii)    transactions by an Initiating Holder in which the Initiating Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(iv)    a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a Prospectus.

(gg)    “Holder” has the meaning set forth in the Preamble. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.

(hh)    “Holder’s Counsel” means any counsel to any Qualified Holder and identified to the Company.

(ii)    “Initial Filing Deadline” has the meaning set forth in Section 2.1(a)(i).

(jj)    “Initial Holder” has the meaning set forth in the Preamble.

(kk)    “Initiating Holders” has the meaning set forth in Section 2.2(a)(i).

(ll)    “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 promulgated under the Securities Act, relating to an offer of the Registrable Securities.

(mm)    “Maximum Offering Size” has the meaning set forth in Section 2.1(d).

(nn)    “Panning” means Panning Capital Management, LP.

(oo)    “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(pp)    “Piggyback Eligible Holders” has the meaning set forth in Section 2.3(a)(i).

(qq)    “Piggyback Notice” has the meaning set forth in Section 2.3(a)(i).

(rr)    “Piggyback Registration” has the meaning set forth in Section 2.3(a)(i).

(ss)    “Piggyback Registration Statement” has the meaning set forth in Section 2.3(a)(i).

(tt)    “Piggyback Request” has the meaning set forth in Section 2.3(a)(ii).

(uu)    “Plan” has the meaning set forth in the Introduction.

(vv)    “PointState” means PointState Capital LP.

(ww)    “Preferred Stock” has the meaning set forth in the Introduction.

(xx)    “Pro Rata Share” of a Holder means a fraction, the numerator of which is the number of Registrable Securities held by such Holder and the denominator of which is the total amount of outstanding Registrable Securities, calculated on a Common Stock equivalent basis, with shares of Preferred Stock being the equivalent of the shares the Common Stock into which they are convertible, and with the Warrants being the equivalent of the shares of Common Stock for which they are exercisable.

(yy)    “Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), all amendments and supplements to the Prospectus, including post-effective amendments, all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and any Issuer Free Writing Prospectus.

(zz)    “Qualified Holder” means each of Aurelius, Contrarian, Discovery, Elliott, Panning, PointState and SDIC; provided that a Qualified Holder may designate another Person to be a Qualified Holder in its stead if such other Person, or the entities that it manages, beneficially owns Common Stock constituting Registrable Securities in an amount equal to at least seven and a half percent (7.5%) of the outstanding shares of Common Stock or Preferred Stock constituting Registrable Securities in an amount equal to seven and a half percent (7.5%) of the Preferred Stock outstanding as of the date of this Agreement.

(aaa)    “Registrable Securities” mean the following securities issued to or acquired or held by a Holder on or after the Effective Date: (i) shares of Common Stock, including, without limitation, any shares of Common Stock issuable upon conversion of the Preferred Stock (whether upon voluntary or mandatory conversion) or exercise of the Warrants; (ii) shares of Preferred Stock; and (iii) any other securities issued or issuable with respect to any of the shares described in clauses (i) through (ii) above in connection with a stock dividend, stock split or distribution, combination of shares, or in connection with a merger, consolidation, reclassification, recapitalization, reorganization or other similar transaction; provided, that any such securities shall cease to constitute “Registrable Securities” upon the earliest to occur of: (A) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144; (B) the date on which, in the opinion of counsel to the relevant Holder, such securities become eligible for sale under Rule 144 without volume or manner of sale restrictions thereunder and all restrictive legends and stop transfer instructions have been removed with respect to all certificates or book entries representing the applicable Registrable Securities; and (C) the date on which such securities cease to be outstanding.

For purposes of determining the percentage (including a majority) of the Registrable Securities held by a Holder or Holders, such determination shall be made on a Common Stock equivalent basis, with shares of Preferred Stock being the equivalent of the shares of Common Stock into which they are at the time voluntarily convertible by the Holder, and with the Warrants being the equivalent of the shares of Common Stock for which they are exercisable.

(bbb)    “Registration Statement” means a registration statement of the Company filed with or to be filed with the Commission under the Securities Act and other applicable law, including an Automatic Shelf Registration Statement, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(ccc)    “Rule 144” means Rule 144 (or any successor rule then in effect) promulgated under the Securities Act.

(ddd)    “Rule 158” means Rule 158 (or any successor rule then in effect) promulgated under the Securities Act.

(eee)    “Rule 405” means Rule 405 (or any successor rule then in effect) promulgated under the Securities Act.

(fff)    “Rule 424” means Rule 424 (or any successor rule then in effect) promulgated under the Securities Act.

(ggg)    “SDIC” means the South Dakota Investment Council.

(hhh)    “Seasoned Issuer” means an issuer eligible to use Form S-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405.

(iii)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(jjj)    “Shelf Period” has the meaning set forth in Section 2.1(a)(ii).

(kkk)    “Shelf Public Offering Requesting Holder” has the meaning set forth in Section 2.1(b).

(lll)    “Shelf Registration” means the registration of an offering of Registrable Securities on a Form S-1 Shelf or a Form S-3 Shelf, as applicable, on a delayed or continuous basis under Rule 415 under the Securities Act, pursuant to Section 2.1.

(mmm)    “Shelf Registration Statement” has the meaning set forth in Section 2.1(a)(i).

(nnn)    “Shelf Takedown Notice” has the meaning set forth in Section 2.1(c).

(ooo)    “Subsidiary” means, when used with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (a) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

(ppp)    “Suspension Period” has the meaning set forth in Section 3.1(a)(ii).

(qqq)    “Underwritten Shelf Takedown” has the meaning set forth in Section 2.1(b).

(rrr)    “Warrants” has the meaning set forth in the Introduction.

(sss)    “WKSI” means a “well-known seasoned issuer,” as defined in Rule 405.

ARTICLE II

DEMAND AND PIGGYBACK RIGHTS

2.1    Shelf Registration.

(a)    Filing of Shelf Registration Statement. (i) As soon as reasonably practicable after the Effective Date, and in any event not later than thirty (30) days after the Effective Date (the “Initial Filing Deadline”), the Company shall file a Registration Statement for a Shelf Registration on Form S-1 covering the resale of all of the Registrable Securities held by the Form S-1 Shelf Holders on a delayed or continuous basis (a “Form S-1 Shelf”). In the event that the Company files the Form S-1 Shelf and thereafter becomes eligible to use a Shelf Registration Statement on Form S-3 (a “Form S-3 Shelf”; and together with a Form S-1 Shelf, a “Shelf Registration Statement”), the Company shall use its reasonable best efforts to convert the Form S-1 Shelf to a Form S-3 Shelf (which shall be an Automatic Shelf Registration Statement if the Company is a WKSI) as soon as practicable after the Company becomes so eligible.

(ii)    Subject to the terms of this Agreement, including any applicable Suspension Period, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event (x) no later than the fifteenth (15th) calendar day following the Initial Filing Deadline in the event of no “review” by the Commission, (y) no later than the forty-fifth (45th) calendar day following the Initial Filing Deadline in the event of “limited review” by the Commission, or (z) in the event of a “review” by the Commission, the seventy-fifth (75th) calendar day following the Initial Filing Deadline, and shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement have been disposed by the Holder thereof or are no longer Registrable Securities. If a Form S-1 Shelf was converted to a Form S-3 Shelf and the Company thereafter became ineligible to use Form S-3, the Company shall file a Form S-1 Shelf not later than twenty (20) Business Days after the date of such ineligibility, and shall use its reasonable best efforts to have such Registration Statement declared effective as promptly as practicable (but in no event more than thirty (30) days after the date of such filing) (the period during which the

Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this Section 2.1(a)(ii) is referred to as the “Shelf Period”).

(iii)    The Company shall notify the Holders named in the Shelf Registration Statement via facsimile or by e-mail of the effectiveness of a Form S-1 Shelf on the same Business Day that the Company telephonically confirms effectiveness with the Commission. The Company shall file a final Prospectus with the Commission to the extent required by Rule 424. The “Plan of Distribution” section of such Shelf Registration Statement shall provide for all permitted means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, Alternative Transactions, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering.

(b)    Underwritten Shelf Takedown. At any time during the Shelf Period (subject to any Suspension Period), any one or more Qualified Holder (such Qualified Holder, a “Shelf Public Offering Requesting Holder”) may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown” which term shall not include an Alternative Transaction); provided, that, and subject to Section 2.1(e) below, (x) a Qualified Holder shall not be entitled to request more than four (4) Underwritten Shelf Takedowns in total and (y) the Company shall not be obligated to effect any Underwritten Shelf Takedown if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Underwritten Shelf Takedown, in the good faith judgment of the managing underwriter(s) therefor, is less than $25 million.

(c)    Notice of Underwritten Shelf Takedown. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the “Shelf Takedown Notice”). Each Shelf Takedown Notice shall specify the class or series and the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown by the Shelf Public Offering Requesting Holder and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Subject to Section 2.1(e) below, within three (3) Business Days after receipt of any Shelf Takedown Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown (which notice shall state that the material terms of such proposed Underwritten Shelf Takedown, to the extent known, as well as the identity of the Shelf Public Offering Requesting Holder, are available upon request) to all other Holders of Registrable Securities (the “Company Notice”) and, subject to the provisions of Section 2.1(d) and Section 2.1(e) below, shall include in such Underwritten Shelf Takedown all Registrable Securities of the same class or series as the Registrable Securities originally requested to be sold by the Shelf Public Offering Requesting Holder with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after giving the Company Notice; provided, that any such Registrable Securities shall be sold subject to the same terms as are applicable to the Registrable Securities the Shelf Public Offering Requesting Holder is requesting to sell.

(d)    Priority of Registrable Shares. If the managing underwriters for such Underwritten Shelf Takedown advise the Company and the Holders of Registrable Securities proposed to be included in such Underwritten Shelf Takedown that in their reasonable view the number of Registrable Securities proposed to be included in such Underwritten Shelf Takedown exceeds the number of Registrable Securities which can be sold in an orderly manner in such offering within a price range acceptable to the Holders holding a majority of the Registrable Securities requested to be included in the Underwritten Shelf Takedown (the “Maximum Offering Size”), then the Company shall so advise all Holders of Registrable Securities proposed to be included in such Underwritten Shelf Takedown, and shall include in such Underwritten Shelf Takedown the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size:

(i)    first, the Registrable Securities requested to be included in such Underwritten Shelf Takedown, allocated, if necessary for the offering not to exceed the Maximum Offering Size, to give first priority to the inclusion of the Registrable Securities of the Shelf Public Offering Requesting Holders and, thereafter, pro rata among the remaining Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder;

(ii)    second, any securities requested to be included in such Underwritten Shelf Takedown by the Company; and

(iii)    third, other securities of the Company requested by the holders thereof to be included in such Underwritten Shelf Takedown pursuant to registration rights arrangements similar to this Agreement (including provisions allowing such holders to participate in registrations and offerings required or demanded under such arrangements), to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such other securities on the basis of the number of securities requested to be included therein by each such holder.

(e)    Timing of Underwritten Shelf Takedowns. The Company shall not be obligated to effect an Underwritten Shelf Takedown within ninety (90) days (or such shorter period specified in any applicable lock-up agreement entered into with underwriters) after the consummation of a previous Underwritten Shelf Takedown or Demand Registration.

(f)    Selection of Bankers and Counsel. The Holders holding a majority of the Registrable Securities requested to be included in an Underwritten Shelf Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one (1) firm of counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Underwritten Shelf Takedown; provided, that the Company shall select such investment banker(s), manager(s) and counsel (including local counsel) if the Holders of such majority of Registrable Securities cannot so agree on the same within a reasonable time period.

(g)    Withdrawal from Registration. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 2.1(b) may elect to withdraw any or all of its Registrable Securities therefrom, without prejudice to the rights of any such Holder or Holders to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered on or prior to the effective date of the relevant Underwritten Shelf Takedown.

(h)    WKSI Eligibility. Upon the Company first becoming a WKSI, the Company shall give written notice to all of the Holders who hold Registrable Securities as promptly as practicable but in no event later than ten (10) Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a WKSI. If at any time after the Company has provided notice of its WKSI status if it is reasonably likely that the Company will no longer be a WKSI, as promptly as practicable but in no event later than ten (10) days after such determination, the Company shall give written notice of such determination to all of the Holders and the effective date of such loss of WKSI status.

(i)    Adding Holders to Registration Statement. After a Shelf Registration Statement is declared effective but subject to the Suspension Period, upon written request by one or more Holders (which written request shall specify the amount of such Holders’ Registrable Securities to be registered), the Company shall, as promptly as practicable after receiving such request, (i) if it is a Seasoned Issuer or a WKSI, or if such Registration Statement is an Automatic Shelf Registration Statement, file a prospectus supplement to include such Holders as selling stockholders in such Registration Statement or (ii) if it is not a Seasoned Issuer or a WKSI, file a post-effective amendment to the Registration Statement to include such Holders in such Shelf Registration and use commercially reasonable efforts to have such post-effective amendment declared effective.

(j)    Liquidated Damages. If—

(A)    the Shelf Registration Statement is not filed on or prior to the Initial Filing Deadline;

(B)    the Shelf Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the fifteenth (15th) calendar day following the Initial Filing Deadline or, in the event of a “limited review” by the Commission, the forty-fifth (45th) calendar day following the Initial Filing Deadline or, in the event of a “review” by the Commission, the seventy-fifth (75th) calendar day following Initial Filing Deadline); or

(C)    after the effective date of the Shelf Registration Statement (including during any Suspension Period), the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, in each case for more than fifteen (15) consecutive calendar days or more than an aggregate of thirty (30) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (A) and (B), the date on which such Event occurs, and for purpose of clause (C) the date on which such fifteen (15) or thirty (30) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on the first day of the month following an Event Date, and the first day of each month thereafter until such Event has been cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to (x) $75,000 per day during which an Event has occurred and is continuing beyond one or more Event Dates multiplied by (y) such Holder’s Pro Rata Share. If the date such payment is due is not a Business Day, such payment shall be paid on the next succeeding Business Day.

For the avoidance of doubt, only one amount of liquidated damages shall accrue regardless of the number of Events occurring or existing at the same time. If the Company fails to pay any partial liquidated damages pursuant to this Section 2.1(j) in full within seven (7) Business Days after the date they are payable, the Company shall pay interest thereon at a rate of six percent (6.0%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holders, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, the aggregate amount of such liquidated damages payable by the Company under this Agreement shall not exceed $10,000,000.

2.2    Right to Demand Registered Offerings.

(a)    Demand for Registration Generally. (i) Subject to the terms and conditions of this Agreement, if at any time and from time to time after the Effective Date there is no Shelf Registration Statement, or if there is a Shelf Registration Statement and the Registrable Securities of all the Holders cannot be sold under such Shelf Registration Statement, then upon written notice to the Company (a “Demand Notice”) delivered by a Holder or Holders (the “Initiating Holders”) all of whose Registerable Securities cannot be sold under a Shelf Registration Statement requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) of any or all of the Registrable Securities held by such Holder or Holders, the Company shall promptly (but in any event, not later than five (5) Business Days following the Company’s receipt of such Demand Notice) give written notice of the receipt of such Demand Notice to all other Holders that, to its knowledge, hold Registrable Securities (each, a “Demand Eligible Holder”).

(ii)    The Company shall promptly file the appropriate Registration Statement (the “Demand Registration Statement”) and use its commercially reasonable efforts to effect, at the earliest practicable date, the registration under the Securities Act and under the applicable state securities laws of (A) the Registrable Securities which the Company has been so requested to register by the Initiating Holder or Holders in the Demand Notice, (B) all other Registrable Securities of the same class or series as those requested to be registered by the Initiating Holder or Holders which the Company has been requested to register by the Demand Eligible Holders by written request (the “Demand Eligible Holder Request”) given to the Company within ten (10) Business Days after the giving of such written notice by the Company, and (C) any Registrable Securities to be offered and sold by the Company, in each case subject to Section 2.2(c), all to the extent required to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities to be so registered.

(iii)    The Holders’ rights to request a Demand Registration set forth in this Section 2.2 shall not be exercisable at any time if the Company (x) is not in violation of its obligations to file a Shelf Registration Statement pursuant to Section 2.1 or (y) has a currently effective Shelf Registration Statement covering all Registrable Securities in accordance with Section 2.1, and the Company has otherwise complied with its obligations pursuant to this Agreement.

(b)    Demand Registration Using Form S-3. The Company shall effect any requested Demand Registration using Form S-3 whenever the Company is eligible to use such Form, and shall use an Automatic Shelf Registration Statement if it is a WKSI.

(c)    Conditions to Demand Registrations. Notwithstanding the foregoing, the Company shall only be required to (i) effect four (4) Demand Registrations in any twelve (12) month period and (ii) comply with a request for a Demand Registration if the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration exceed $25 million.

(d)    Effectiveness of Demand Registration Statement. (i) The Company shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission and keep the Demand Registration Statement continuously effective under the Securities Act for the period of time necessary for the underwriters or Holders to sell all the Registrable Securities covered by such Demand Registration Statement or such shorter period which will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder) (the “Effectiveness Period”).

(i)    A Demand Registration requested pursuant to this Section 2.2 shall not be deemed to have been effected (A) if the Registration Statement is withdrawn without becoming effective, (B) if the Registration Statement does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Holder and has not thereafter become effective within thirty (30) days, (D) in the event of an underwritten offering, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by any selling Holder, (E) if the Company does not include in the applicable Registration Statement any Registrable Securities held by a Holder that is required by the terms hereof to be included in such Registration Statement,

(F) if the Initiating Holders and Demand Eligible Holders have not been able to sell at least 75% of the Registrable Securities that they have requested to sell in the Demand Notice or Demand Eligible Holder Request or (G) if the number of Registrable Securities included on the applicable Registration Statement is reduced in accordance with Section 2.2(e) such that less than 66-2/3% of the Registrable Securities of the Initiating Holders sought to be included in such registration are included.

(e)    Priority of Registration. Notwithstanding any other provision of this Section 2.2, if (A) the Initiating Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering and (B) the managing underwriters advise the Company and the Initiating Holders that in their reasonable view, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Holders to be included in such offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, then the Company shall so advise all Initiating Holders and Demand Eligible Holders with Registrable Securities proposed to be included in such underwritten offering, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size:

(i)    first, the Registrable Securities requested to be included in such underwritten offering by the Initiating Holders and the Demand Eligible Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, to give first priority to the inclusion of the Registrable Securities of the Initiating Holders and, thereafter, pro rata among the Demand Eligible Holders on the basis of the number of Registrable Securities requested to be included therein by each such Demand Eligible Holder;

(ii)    second, any securities proposed to be registered by the Company; and

(iii)    third, other securities of the Company requested by holders thereof to be included in such underwritten offering pursuant to registration rights arrangements similar to this Agreement (including provisions allowing the Holders to participate in registrations and offerings required or demanded under such arrangements) to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such other securities on the basis of the number of securities requested to be included therein by each such holder.

(f)    Underwritten Demand Registration. The determination of whether any offering of Registrable Securities pursuant to a Demand Registration will be an underwritten offering shall be made in the sole discretion of the Holders holding a majority of the Registrable Securities included in such underwritten offering, and such Holders shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one (1) or more reputable nationally recognized investment banks, subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed)) and one (1) firm of counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such

Demand Registration; provided, that the Company shall select such investment banker(s), manager(s) and counsel (including local counsel) if the Holders of such majority of Registrable Securities cannot so agree on the same within a reasonable time period.

(g)    Withdrawal of Registrable Securities. Any Holder whose Registrable Securities were to be included in any such registration pursuant to Section 2.2 may elect to withdraw any or all of its Registrable Securities therefrom, without prejudice to the rights of any such Holder or Holders to include Registrable Securities in any future registration (or registrations), by written notice to the Company delivered on or prior to the effective date of the relevant Demand Registration Statement.

2.3    Piggyback Registrations.

(a)    Registration Statement on behalf of the Company. (i) If at any time the Company proposes to file a Registration Statement, other than pursuant to a Shelf Registration under Section 2.1 or any Demand Registration under Section 2.2, for an offering of securities for cash (whether in connection with a public offering of Common Stock by the Company, a public offering of Common Stock by stockholders other than Holders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4, a rights offering or an offering on any form of Registration Statement that does not permit secondary sales) (a “Piggyback Registration Statement”), the Company shall give prompt written notice (the “Piggyback Notice”) to all Holders that, to its knowledge, hold Registrable Securities (collectively, the “Piggyback Eligible Holders”) of the Company’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten (10) Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 2.3(c) (a “Piggyback Registration”).

(ii)    Subject to Section 2.3(c), the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Holders within five (5) Business Days after giving the Piggyback Notice. If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by the Company, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or Registration Statements as may be filed by the Company with respect to offerings of Registrable Securities, all upon the terms and conditions set forth herein. The Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(b)    Shelf Takedown by the Company. (i) If at any time the Company proposes to sell securities that have been previously registered pursuant to a Shelf Registration Statement (a

“Company Shelf Registration Statement”) in a public offering for cash (whether in connection with a public offering of Common Stock by the Company, a public offering of Common Stock by stockholders other than Holders, or both) (a “Company Shelf Takedown Public Offering”), the Company shall give written notice (the “Company Shelf Takedown Public Offering Notice”) to all Qualified Holders of such Company Shelf Takedown Public Offering at least five (5) Business Days before the anticipated pricing date of such Company Shelf Takedown Public Offering. The Company Shelf Takedown Public Offering Notice shall give the Qualified Holders the opportunity to include for offering in such Company Shelf Takedown Public Offering Registrable Securities of the same class and series as those proposed to be sold in such Company Shelf Takedown Public Offering of any requesting Holder, but only if the Registrable Shares requested for inclusion are registered under an effective Shelf Registration Statement, as necessary to allow such Registrable Securities to be sold in such Company Shelf Takedown Public Offering.

(ii)    Subject to Section 2.3(c), the Company shall use its commercially reasonable efforts to include in each such Company Shelf Takedown Public Offering such Registrable Securities for which the Company has received written requests (each, a “Company Shelf Takedown Public Offering Request”) from Qualified Holders within three (3) Business Days after giving the Company Shelf Takedown Public Offering Notice. If a Qualified Holder decides not to include all of its Registrable Securities in any Company Shelf Takedown Public Offering, such Qualified Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Company Shelf Takedown Public Offerings, all upon the terms and conditions set forth herein. The Company shall use its commercially reasonable efforts to include in the Company Shelf Takedown Public Offering all Registrable Securities which the Company has been so requested to include pursuant to the Company Shelf Takedown Public Offering Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered, including to the extent so required, by filing and causing to become effective a post-effective amendment to the Company Shelf Registration Statement and any related prospectus supplement.

(c)     Priority of Registration. If the Piggyback Registration in respect of which the Company gives notice pursuant to Section 2.3(a), or the Company Shelf Takedown Public Offering in respect of which the Company gives notice pursuant to Section 2.3(b), is an underwritten offering, and the managing underwriter or managing underwriters of such offering advise the Company and the applicable Holders that, in their reasonable view, the amount of securities requested to be included in such registration or offering (including Registrable Securities requested by the applicable Holders to be included in such registration or offering and any securities that the Company or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size (which shall be within a price range acceptable to the Company), then the Company shall so advise all applicable Holders with Registrable Securities proposed to be included in such Piggyback Registration or Company Shelf Takedown Public Offering, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size:

(A)    in the case of a registration or offering initiated by the Company—

(i)    first, the securities that the Company proposes to sell up to the Maximum Offering Size;

(ii)    second, the Registrable Securities requested to be included in such registration or offering, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the applicable Holders on the basis of the number of Registrable Securities requested to be included therein by each Piggyback Eligible Holder; and

(iii)    third, other securities of the Company requested to be included in such registration or offering by the holders thereof, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders thereof on the basis of the number of securities requested to be included therein by each such holder; and

(B)    in the case of a registration or offering that is not initiated by the Company—

(i)    first, the securities requested to be included by the holders of the Company’s securities initiating such registration, up to the Maximum Offering Size;

(ii)    second, the Registrable Securities requested to be included in such registration or offering, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the applicable Holders on the basis of the number of Registrable Securities requested to be included therein by each such Holder;

(iii)    third, any securities requested to be included in such registration or offering by the Company; and

(iv)    fourth, other securities of the Company requested to be included by other holders thereof to the extent permitted hereunder, allocated, if necessary for the registration or offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such other securities on the basis of the number of securities requested to be included therein by each such holder.

(d)    Manner of Sale of Registrable Securities. (i) All Piggyback Eligible Holders requesting to be included in the Piggyback Registration, or Qualified Holders requesting to be included in a Company Shelf Takedown Public Offering, must sell their Registrable Securities to the underwriters selected as provided in Section 2.3(f) on the same terms and conditions as apply to the Company or the holders that initiated such registration. Promptly (and in any event within one (1) Business Day) following receipt of notification by the Company from the managing underwriter of a range of prices at which such Registrable Securities are likely to be sold, the Company shall so advise each applicable Holder requesting registration (or inclusion, as the case may be) in such offering of such price.

(ii)    If any such Holder disapproves of the terms of any such underwriting (including the price offered by the underwriter(s) in such offering), such Holder may elect to withdraw any or all of its Registrable Securities therefrom, without prejudice to the rights of any such Holder or Holders to include Registrable Securities in any future Piggyback Registration (or Company Shelf Takedown Public Offering, as the case may be) or other registration statement, by written notice to the Company and the managing underwriter(s) delivered on or prior to the effective date of such Piggyback Registration Statement or Company Shelf Takedown Public Offering or, if later, prior to the date on which the pricing of the relevant offering is expected to occur. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration or offering.

(e)    Withdrawal from Registration. The Company shall have the right to terminate or withdraw any registration of offering initiated by it under this Section 2.3 prior to the effective date of such Registration Statement or pricing date of such Company Shelf Takedown Public Offering, whether or not any Piggyback Eligible Holder or Qualified Holder, as the case may be, has elected to include Registrable Securities therein, without prejudice, however, to the right of the Holders immediately to request that such registration be effected as an offering under Section 2.1 or a registration under Section 2.2 to the extent permitted thereunder and subject to the terms set forth therein. The registration expenses of such withdrawn registration or offering shall be borne by the Company in accordance with Article IV hereof.

(f)    Selection of Bankers and Counsel. If a Piggyback Registration or Company Shelf Takedown Public Offering pursuant to this Section 2.3 involves an underwritten offering, the Company shall have the right, in consultation with the Holders holding a majority of the Registrable Securities to be included in such underwritten offering, to (i) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter.

(g)    Effect of Piggyback Registration. No registration or offering effected under this Section 2.3 shall relieve the Company of its obligations to effect any registration of the offer and sale of Registrable Securities under Section 2.1 or upon request under Section 2.2 hereof, and no registration effected pursuant to this Section 2.3 shall be deemed to have been effected pursuant to Section 2.1 or Section 2.2 hereof.

2.4    Notice Requirements. Any Demand Notice, Demand Eligible Holder Request, Piggyback Request, Shelf Takedown Notice or Company Shelf Takedown Public Offering Request shall (i) specify the maximum number or class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Company to comply with all applicable requirements in connection with the registration of such Registrable Securities.

2.5    Conversion of Preferred Stock and Exercise of Warrants. A HOLDER MAY INCLUDE IN ANY UNDERWRITTEN SHELF TAKEDOWN, DEMAND REGISTRATION, PIGGYBACK REGISTRATION OR COMPANY SHELF TAKEDOWN PUBLIC OFFERING SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OR EXERCISE OF ANY REGISTRABLE SECURITIES CONSTITUTING PREFERRED STOCK OR WARRANTS WHOSE CONVERSION OR EXERCISE IS CONDITIONED UPON THE CLOSING OF SUCH UNDERWRITTEN SHELF TAKEDOWN, DEMAND REGISTRATION, PIGGYBACK REGISTRATION OR COMPANY SHELF TAKEDOWN PUBLIC OFFERING, AS THE CASE MAY BE.

ARTICLE III

SUSPENSION AND OTHER MATTERS

3.1    Required Suspension Period

(a)    Reasons for Suspension. Notwithstanding any other provision of this Agreement, the Company shall have the right but not the obligation to defer the filing of (but not the preparation of), or suspend the use by the Holders of, any Demand Registration Statement or Shelf Registration Statement for a period of up to forty-five (45) days—

(i)    if an event occurs as a result of which the Registration Statement and any related Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement any related Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder;

(ii)    upon issuance by the Commission of a stop order suspending the effectiveness of any Registration Statement with respect to Registrable Securities or the initiation of Proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act;

(iii)    if the Company believes that any such registration or offering (x) should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Company or (y) would require the Company, under applicable securities laws and other laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided that this exception (y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material;

(iv)    if the Company elects at such time to offer equity securities of the Company to (x) fund a merger, third-party tender offer or other business combination, acquisition of assets or similar transaction or (y) meet rating agency and other capital funding requirements; or

(v)    if the Company is pursuing a primary underwritten offering of Common Stock pursuant to a registration statement; provided that the Investor shall have Piggyback Registration rights with respect to such primary underwritten offering in accordance with and subject to the restrictions set forth in Section 2.3 (any such period, a “Suspension Period”).

provided, however, that in such event, the Initiating Holders will be entitled to withdraw any request for a Demand Registration or an Underwritten Shelf Takedown and, if such request is withdrawn, such Demand Registration or Underwritten Shelf Takedown will not count as a Demand Registration or an Underwritten Shelf Takedown, as applicable, and the Company will pay all Registration Expenses in connection with such registration.

(b)    Limitation on Suspensions. In no event shall the Company declare a Suspension Period more than twice in any twelve (12) month period or for more than an aggregate of ninety (90) days in any twelve (12) month period. The Company shall give written notice to the Holders of its declaration of a Suspension Period and of the expiration of the relevant Suspension Period. If the filing of any Demand Registration or Shelf Registration or any Underwritten Shelf Takedown is suspended pursuant to this Section 3.1, once the Suspension Period ends, an Initiating Holder may request a new Demand Registration, a new Shelf Registration or a new Underwritten Shelf Takedown (and no such request shall be counted as an additional Demand Registration for purposes of Section 2.2(c) or an Underwritten Shelf Takedown for purposes of Section 2.1(b)).

3.2    Required Information. The Company may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration) and the Company may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

3.3    Confidentiality. Pending any required public disclosure by the Company and subject to applicable legal requirements and the terms of this Agreement, the parties will maintain the confidentiality of details contained in all notices and other communications regarding a prospective underwritten offering and other sales of securities hereunder, which shall not include, however, the fact that an underwritten offering has been requested hereunder.

3.4    Other Registration Rights Agreements. The Company has not entered into and, unless agreed in writing by each Holder on or after the date of this Agreement, will not enter into, any agreement that (i) is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (ii) other than as set forth in this Agreement, would allow any holder of Common Stock to include Common Stock in any Registration Statement filed by the Company on a basis that is more favorable in any material respect to the rights granted to the Holders hereunder.

ARTICLE IV

REGISTRATION PROCEDURES

The procedures to be followed by the Company and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this Agreement, and the respective rights and obligations of the Company and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

4.1    Obligations of the Company.

(a)    General. The Company will—

(i)    prepare and file a Registration Statement or a prospectus supplement, as applicable, with the Commission (within the time period specified in Section 2.1 or Section 2.2, as applicable, in the case of a Shelf Registration, an Underwritten Shelf Takedown or a Demand Registration) which Registration Statement (A) shall be on a form selected by the Company for which the Company qualifies, (B) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, and (C) shall comply as to form in all material respects with the requirements of the applicable form and include and/or incorporate by reference all financial statements required by the Commission to be filed therewith;

(ii)    use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 2.1 or Section 2.2, as applicable, in the case of a Shelf Registration Statement or a Demand Registration Statement;

(iii)    use its commercially reasonable efforts (notwithstanding Section 3.1(a)) to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 2.1 or Section 2.2); and

(iv)    cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)    Documentation Prior to Filing. The Company will, (1) at least five (5) Business Days prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (or, in the case of an amendment or supplement, as far in advance as is reasonably practicable in the circumstances), or before using any Issuer Free Writing Prospectus, furnish to such Holders, the Holder’s Counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed, (2) use its commercially reasonable efforts to address in each such document prior to being so filed with the Commission such comments as such Holder, Holder’s Counsel or underwriter reasonably shall propose within three (3) Business Days of receipt of such copies by the Holders and (3) not file any Registration Statement or any related Prospectus or any amendment or supplement thereto containing information regarding a participating Holder to which a participating Holder reasonably objects.

(c)    Filings and Comments. The Company will as promptly as reasonably practicable—

(i)    prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (A) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution or (B) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 2.1 or Section 2.2, as applicable, in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders;

(ii)    cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424;

(iii)    respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto; and

(iv)    as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus other than any comments that the Company determines in good faith would result in the disclosure to such Holders of material non-public information concerning the Company that is not already in the possession of such Holder.

(d)    Compliance. The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act (including Regulation M under the Exchange Act) with respect to each Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.

(e)    Notifications. The Company will notify such Holders that, to its knowledge, hold Registrable Securities and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, as promptly as reasonably practicable:

(i)    (A) when a Registration Statement, any pre-effective amendment, any Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement or any free writing prospectus is proposed to be filed; (B) when the Commission notifies the Company whether there will be any “limited review” or “review” of such Registration Statement and whenever the Commission comments on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each Holder, each Holder’s Counsel and each underwriter, if applicable, other than information which the Company determines in good faith would constitute material non-public information that is not already in the possession of such Holder); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective;

(ii)    of any request by the Commission or any other federal or state governmental or regulatory authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement;

(iii)    of the issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

(iv)    of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose;

(v)    if, at any time, the representations and warranties of the Company in any applicable underwriting agreement or similar agreement cease to be true and correct in all material respects; or

(vi)    of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other documents requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, which shall correct such misstatement or omission or effect such compliance.

(f)    Stop Orders. The Company will (notwithstanding Section 3.1(a)) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any stop order or other order suspending the effectiveness of a Registration Statement or the use of any Prospectus, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period is over.

(g)    Copies of Documentation. (i) During the Effectiveness Period or the Shelf Period, as applicable, the Company will furnish to each selling Holder and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such selling Holder or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(ii)    The Company will promptly deliver to each selling Holder and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter. The Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h)    Blue Sky. The Company will use its commercially reasonable efforts to—

(i)    register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Holder shall reasonably request;

(ii)    keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement; and

(iii)    do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement;

provided, however, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(i)    Share Certificates. To the extent that the Company has certificated shares of any Common Stock or Preferred Stock, the Company will cooperate with each Holder and the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement.

(j)    Supplements and Amendments. Upon the occurrence of any event contemplated by Section 4.1(e)(vi), as promptly as reasonably practicable, the Company will (notwithstanding Section 3.1(a)) prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading and no Issuer Free Writing Prospectus will include information that conflicts with information contained in the Registration Statement or Prospectus, such that each selling Holder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus.

(k)    Underwriting Arrangements. The Company will, in connection with any underwritten offering in accordance with the terms hereof, negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

(l)    Comfort Letters. The Company will procure auditor “comfort” letters addressed to the underwriters in the offering from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement.

(m)    Opinions of Counsel. The Company will obtain for delivery to the underwriter or underwriters of an underwritten offering of Registrable Securities an opinion or opinions from counsel for the Company (including any local counsel reasonably requested by the underwriters) dated the most recent effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(n)    Inspection. For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period or the Shelf Period, as applicable, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by a representative appointed by the Holders holding a majority of the Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or managing underwriters selected in accordance with this Agreement and by any attorney, accountant or other agent retained by such Holders or underwriter, such financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries and supply all information reasonably requested (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(o)    Transfer. The Company will (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any reasonable agreements with a custodian for the Registrable Securities and (ii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities.

(p)    FINRA. The Company will cooperate with each Holder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and in performance of any due diligence investigations by any underwriter.

(q)    Compliance. The Company will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, the Trading Market, FINRA and any state securities authority, and make available to each Holder, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(r)    Free Writing Prospectuses. The Company will use its commercially reasonable efforts to ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(s)    Cooperation. In connection with any registration of Registrable Securities pursuant to this Agreement, the Company will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable advance notice, to meet with prospective investors in presentations, meetings and road shows; provided, however, that the Company shall not be required to participate in any marketing effort that is longer than three (3) Business Days or requires face to face meeting with investors more than once every ninety (90) days and no more than twice in a twelve (12) month period.

(t)    Listing. The Company shall use its commercially reasonable efforts to list the Common Stock and the Preferred Stock covered by a Registration Statement on the New York Stock Exchange as soon as practicable after the Effective Date. Following the listing of the Common Stock and the Preferred Stock on the New York Stock Exchange, the Company will use its commercially reasonable efforts to maintain such listing until each Holder has sold all of its Registrable Securities.

(u)    Additional Information. The Company shall, if such registration for an underwritten offering is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the managing underwriter reasonably requests.

(v)    Alternative Transactions. The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any reasonable and customary request of the Holders in respect of any Alternative Transaction, including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a public offering subject to this Section 4.1, to the extent customary for such transactions.

4.2    Obligations of the Holders in Underwritten Offerings. Each Holder participating in an underwritten offering shall—

(i)    provide to the Company a Shelf Takedown Notice, Demand Notice, Piggyback Request or Company Shelf Takedown Public Offering Request of such Holder’s intention to distribute Registrable Securities by means of an underwritten offering;

(ii)    participate in such underwriting and include such Holder’s Registrable Securities in the underwriting to the extent provided herein; provided that no such selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such selling Holder and such selling Holder’s Registrable Securities;

(iii)    agree to enter into customary agreements, including an underwriting agreement in customary form, and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided that any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties, agreements and indemnities regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution, the accuracy of information concerning such Holder as provided by or on behalf of such Holder, and any other representations required to be made by the Holder under applicable law, and the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering);

(iv)    complete and execute all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements; and

(v)    furnish to the Company such information regarding itself as is required to be included in the Registration Statement, the ownership of Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing, as provided in Section 3.2.

4.3    Expenses. All expenses incurred in connection with any Registration Statement or registered offering covering Registrable Securities held by Holders, including, without limitation, all registration and filing fees, printing expenses, the fees and expenses of the independent certified public accountants, transfer agent’s fees, the expense of qualifying such Registrable Securities under state blue sky laws, and, subject to the consent of the Company (not to be unreasonably withheld, conditioned or delayed), reasonable fees and expenses of one firm of attorneys selected by Holders holding a majority of Registrable Securities covered by such Registration Statement or included in such registered offering, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Registrable Securities sold for the account of Holders (and any taxes related thereto) will be borne by such Holders pro rata based on the number of Registrable Securities sold by them. Without limiting the foregoing, nothing in this Agreement shall obligate the Company to pay expenses (including fees and expenses of counsel) of underwriters of securities sold by the Holders (except for reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualification of any Registrable Securities).

ARTICLE V

INDEMNIFICATION

5.1    Indemnification by the Company. In the event of any registration under the Securities Act by any Registration Statement pursuant to rights granted in this Agreement of Registrable Securities, or any offering made pursuant thereto, the Company will indemnify and hold harmless the Holders and their respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates (in each case, in their capacities as such), and each underwriter of such securities and each other person, if any, who controls such Holders or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including, without limitation, reasonable legal fees and costs of court), joint or several, to which such Holders and their respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies or Affiliates, or such underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact (i) contained, on its effective date, in any Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus (if used prior to the filing of the final prospectus) or in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment or supplement to the final prospectus) or any free writing prospectus, or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse such Holders and their respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to a Holder or its respective officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates or an underwriter or any other person who controls such Holder or such underwriter in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such amendment or supplement or such prospectus, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder or such underwriter specifically for use in the preparation thereof.

5.2    Indemnification by Holders. Each Holder severally (and not jointly) will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, its officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies and Affiliates (in each case, in their capacities as such), and each other person, if any, who controls such the Company within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including, without limitation, reasonable legal fees and costs of court), joint or several, to which the Company and such officers, directors, managers, employees, limited partners, general partners, equityholders, investment managers, management companies or Affiliates or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact (i) contained, on its effective date, in any Registration Statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus (if used prior to the filing of the final prospectus) or in the final prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading, if and to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder specifically for use in the preparation thereof; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 5.2 shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement relates; provided, further, that a Holder shall not be liable in any case to the extent that prior to the filing of any such Registration Statement, prospectus or any amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in, and within a reasonable period of time prior to the effectiveness of, such Registration Statement, prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided by such Holder to the Company.

5.3    Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article V, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent, if any, that the indemnifying party is actually materially prejudiced by the failure to give notice and then only to such extent. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one (1) local counsel for each jurisdiction, if necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for all indemnified parties with regard to all claims arising out of similar circumstances; and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4    Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to indemnify and hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses as required by this Article V, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action; provided, however, that the total amount to be contributed by any Holder pursuant to this Section 5.4 shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder in the offering to which such Registration Statement relates; provided, further, that a Holder shall not be liable in any case to the extent that prior to the filing of any such Registration Statement, prospectus or any amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in, and within a reasonable period of time prior to the effectiveness of, such Registration Statement, prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided by such Holder to the Company. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4. For purposes of this Section 5.4, each person who controls any Holder or any underwriter thereof within the meaning of either the Securities Act or the Exchange Act and each officer, director and Affiliate of any such Holder shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

OTHER AGREEMENTS

6.1    Transfer of Rights.

(a)    Any Holder may transfer its rights under this Agreement with respect to any or all of the Registrable Securities held by such Holder to any transferee of such Registrable Securities; provided that such transfer of Registrable Securities is made in accordance with the registration requirements (or exemption therefrom) of the Securities Act and of any applicable state securities law and any applicable provisions of the certificate of incorporation of the Company or agreement governing such Registrable Securities; provided further that the Company may reasonably request opinions, certificates or other evidence of compliance therewith before effecting any such transfer. Subject to the foregoing, upon any such transfer of Registrable Securities, the transferring Holder shall cease to have any rights hereunder with respect to such Registrable Securities, and the transferee shall be considered a Holder for purposes hereof, with regard to such Registrable Securities. Any such transfer of rights under this Agreement will be effective upon receipt by the Company of (i) written notice from such Holder stating the name and address of any transferee and identifying the number and type of Registrable Securities with respect to which rights under this Agreement are being transferred, and (ii) a written agreement from the transferee of such Registrable Securities to be bound by the terms of this Agreement.

(b)    In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company, or if there are any changes in the Common Stock or the Preferred Stock by way of share split, stock dividend, combination or reclassification, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such securities. To the extent any new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless Holders then holding a majority of the Registrable Securities otherwise agree, use commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

6.2    Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will use its reasonable best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act, so as to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, as such rule may be amended from time to time. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

6.3    In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will, subject to applicable lockups and transfer restrictions, reasonably cooperate with such Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder.

6.4    Termination of Registration Rights. (a) All registration rights under this Agreement, including, without limitation, the Company’s obligations under Sections 2.1, 2.2 and 2.3 hereof shall continue to be applicable with respect to a Holder until such Holder no longer holds any Registrable Securities. Notwithstanding the termination of registration rights hereunder, the parties’ rights and obligations under Article V hereof shall continue in full force and effect in accordance with their respective terms.

6.5    Legend Removal. If the Company asserts that the shares of Common Stock, shares of Preferred Stock, or Warrants, or any shares of Common Stock issuable upon conversion or exercise thereof, of any Holder have ceased to be Registrable Securities (other than by reason of restrictive legends or stop transfer instructions appurtenant thereto) because such securities have become eligible for sale under Rule 144 without volume or manner of sale restrictions, then the Company and its legal counsel will upon request promptly provide, at the Company’s sole expense, such transfer instructions (including instructions regarding the removal of restrictive legends) and legal opinions (on which such proposed seller may rely), and will undertake, also at the Company’s sole expense, such other actions, as may be reasonably requested to permit or facilitate such proposed sale to be made without compliance with the volume or manner of sale restrictions of Rule 144).

ARTICLE VII

MISCELLANEOUS

7.1    Notices. All notices, requests, demands and other communications required or permitted hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a)	If to the Company, to:

Peabody Energy Corporation

701 Market Street

St. Louis, MO 63101

Fax No. (314) 342-7597

Attention: A. Verona Dorch, Chief Legal Officer

Email: XXXXXX@XXXXXXXXXXXXXXXXX

With a copy (which shall not constitute notice) to:

Jones Day

77 West Wacker

Chicago, IL 60601

Fax No. (312) 782-8585

Attention: Edward B. Winslow, Esq.

Email: ebwinslow@jonesday.com

or to such other person or address as the Company shall furnish to the Holders in writing;

(b)	If to a Holder, to the address set forth with respect to such Holder on Schedule 2 or to such other person or address as such Holder shall furnish to the Company and the other Holders in writing.

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of successful transmission. Any notice given by electronic mail shall be effective upon delivery.

7.2    Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

7.4    Consent to Jurisdiction and Service of Process. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York located in the County of New York, Borough of Manhattan, and the courts of the United States of America located in the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

7.5    Waiver of Jury Trial. Each of the parties to this Agreement hereby unconditionally agrees to waive, to the fullest extent permitted by applicable law, its respective rights to a jury trial of any claim or cause of action (whether based on contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the transactions contemplated hereby. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto: (i) acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings, (ii) acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not in the event of any action or proceeding, seek to enforce the foregoing waiver and (iii) warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.5 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

7.6    Remedies. Each party to this Agreement, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and each party hereto agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

7.7    Amendments. This Agreement may be amended only by an instrument in writing executed by the Company and Holders holding at least 66 2/3% of the Registrable Securities collectively held by them. Any such amendment will apply to all Holders equally, without distinguishing between them.

7.8    Arm’s Length Agreement. Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm’s length, and not by any means prohibited by law.

7.9    Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the shares of Common Stock and Preferred Stock granted under any other agreement, and any of such preexisting registration rights are hereby terminated. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

7.10    Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.11    Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Signature Page Follows.]

PEABODY ENERGY CORPORATION

By:	/s/ A. Verona Dorch
Name: A. Verona Dorch
Title: Executive Vice President, Chief Legal Officer, Government Affairs and Corporate Secretary

[HOLDER SIGNATURE BLOCKS]

[Signature Page to Registration Rights Agreement]